SCHEDULE 14A INFORMATION PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box:
[ ] Preliminary Proxy Statement	[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement [ ] Definitive Additional Materials [X] Soliciting Material Pursuant to Section 240.14a-12.

AETNA INC. (Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if other than Registrant)
Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  Title of each class of securities to which transaction applies:

  Aggregate number of securities to which transaction applies:

  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  Proposed maximum aggregate value of transaction:

  Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
Amount Previously Paid: Form, Schedule or Registration Statement No.: Filing Party: Date Filed:

[Aetna logo]

Aetna Inc.
151 Farmington Avenue
Hartford, CT 06156

William J. Casazza
Vice President and
Corporate Secretary

November 6, 2000

Dear Fellow Shareholder:

We have previously sent you proxy material relating to the Special Meeting of Shareholders to be held on November 30, 2000. Your vote is important no matter how many shares you own.

At this meeting, you are being asked:

  To approve an Agreement and Plan of Restructuring and Merger dated as of July 19, 2000 among Aetna Inc., ING America Insurance Holdings, Inc., ANB Acquisition Corp., and, for limited purposes only, ING Groep N.V. and the transactions contemplated by the merger agreement. The merger agreement and related agreements provide for:

  the spin-off of Aetna's domestic health care businesses to its shareholders (which we call New Aetna), and the sale of Aetna's financial services and international businesses to ING. The sale is structured as a merger of Aetna (which will then own only Aetna's financial services and international businesses) with a subsidiary of ING.

    The spin-off and the merger will occur in two, effectively simultaneous, steps and will each occur only if the other occurs effectively at the same time.

    To approve the adoption by New Aetna of a stock incentive plan.

    approve the adoption by New Aetna of an annual incentive plan.

    conduct other business if properly raised.

  According to our records, we have not received your proxy card for this important meeting. Please vote today to avoid unnecessary solicitation costs to Aetna.

  You may use one of the following simple methods for promptly providing your voting instructions:

    Vote by Telephone. Call toll-free, 1-877-779-8683 and follow the simple instructions. Have the Voter Control Number printed on your proxy card ready for verification purposes.

    Vote by Internet. Go to website http://www.eproxyvote.com/aet and follow the simple instructions. Have the Voter Control Number printed on your proxy card ready for verification purposes.

    Vote by Mail. Complete, sign, date and mail your proxy card in the enclosed postage-paid return envelope so that it is received prior to the November 30 meeting date.

  Thank you for your cooperation and continued support.

Sincerely, /s/ William J. Casazza William J. Casazza Vice President and Corporate Secretary
If you have already voted your shares, please accept our thanks and disregard this request.

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Aetna has filed a proxy statement and other relevant documents concerning the merger with the United States Securities and Exchange Commission (the "SEC"). WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's Web site, http://www.sec.gov. In addition, documents filed with the SEC by Aetna will be available free of charge by calling 1-800-237-4273. Documents filed with the SEC by ING will be available free of charge from the Investor Relations Department, Strawinskylaan 2631.1077 ZZ Amsterdam, P.O. Box 810, 1000 AV. Amsterdam, The Netherlands 31-20-541-5462.

PLEASE READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

This document does not constitute a solicitation by Aetna or its board of directors of any approval or action of its shareholders.

Aetna and its board of directors will be soliciting proxies from Aetna stockholders in favor of the merger. You can obtain more information about Aetna's directors and officers and their beneficial interests in Aetna's common stock from the SEC's Web site, http://www.sec.gov, and Aetna's Web site, http://www.aetna.com. Updated information with respect to the security holdings of these individuals will be included in the final proxy statement to be filed with the SEC.

CAUTIONARY STATEMENT -- Certain information in this document concerning the transaction with ING is forward-looking, including statements regarding the amount of cash per share that Aetna's shareholders are projected to receive from the transaction, the tax-efficient nature of the transaction, and Aetna's expectation as to the closing date of the ING transaction. Certain information in this document concerning Aetna's health business is also forward-looking, including the future business prospects for Aetna's health business and Aetna's expectations as to the future impact of certain actions and plans Aetna intends to implement in its health business. Forward-looking information is based on management's estimates, assumptions and projections, and is subject to significant uncertainties, many of which are beyond Aetna's control. Important risk factors could cause the actual future results to differ materially from those currently estimated by management. Risk factors that could materially affect statements made concerning the ING transaction include, but are not limited to: the capitalization of Aetna on the closing date, including the number of shares outstanding at that time; the timely receipt of necessary shareholder, regulatory and other consents and approvals needed to complete the transaction, which could be delayed for a variety of reasons related or not related to the transaction itself; the fulfillment of all of the closing conditions specified in the transaction documents; and the results of, and credit ratings assigned to, Aetna's health business at and prior to the closing of the ING transaction. Risk factors that could materially affect statements made concerning the results of Aetna's health business include, but are not limited to: continued or further unanticipated increases in medical costs (including increased medical utilization, increased pharmacy costs, increases resulting from unfavorable changes in contracting or recontracting with providers, changes in membership mix to lower premium or higher cost products or membership adverse selection); the ability to successfully integrate the Prudential HealthCare transaction on a timely basis and in a cost-efficient manner and to achieve projected operating earnings targets for that acquisition (which also is affected by the ability to retain acquired membership and the ability to eliminate duplicative administrative functions and integrate management information systems); adverse government regulation (including legislative proposals to eliminate or reduce ERISA pre-emption of state laws that would increase potential litigation exposure, other proposals that would increase potential litigation exposure or proposals that would mandate coverage of certain health benefits); and the outcome of litigation and regulatory matters, including numerous purported health care actions and ongoing reviews of business practices by various regulatory agencies. For further discussion of important risk factors that may materially affect management's estimates, Aetna's results and the forward-looking statements herein, please see the risk factors contained in Aetna's Securities and Exchange Commission filings, which risk factors are incorporated herein by reference. You also should read those filings, particularly Aetna's 1999 Report on Form 10-K and Reports on Form 10-Q for the periods ended March 31, 2000 and June 30, 2000 filed with the SEC, for a discussion of Aetna's results of operations and financial condition.